Exhibit 10.8

Certain personally identifiable information has been omitted from this exhibit pursuant to item 601(a)(6) of Regulation S-K. [***] indicates that information has been redacted.

KINDLY MD, INC.

NON-INTEREST-BEARING PROMISSORY NOTE DUE NOVEMBER 14, 2025 (“NOTE”)

$1,750,000

c/o Nakamoto Holdings Inc.
6339 Charlotte Pike
Unit #B321
Nashville, TN 37209

May 12, 2025

FOR VALUE RECEIVED, KINDLY MD, INC., a Utah corporation, KINDLY, LLC, a Utah limited liability company and KINDLY HOLDCO CORP., a Delaware corporation (jointly and severally, individually and collectively, “Company”), unconditionally promises to pay to BTC INC., a Delaware corporation (“Lender”), in the manner and at the place hereinafter provided, the principal amount equal to the lesser of (x) $1,750,000 and (y) the unpaid principal amount of all advances made by Lender to Company hereunder, on the Maturity Date. Subject to the terms hereof and Section 4, advances under this Note shall be made by the Lender, from time to time prior to September 30, 2025, upon written request by the Company to the Lender; provided that advances under this Note shall be in a principal amount that is no greater than $350,000 in the aggregate during any calendar month, and no greater than $1,750,000 in the aggregate. No interest shall accrue on amounts owing pursuant to this Note.

1. Payments. All payments of principal in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of Lender located at 6339 Charlotte Pike, Unit #B321, Nashville, TN 37209, or at such other place as Lender may direct. Whenever any payment on this Note is stated to be due on a day that is not a Business Day, such payment shall instead be made on the next Business Day. Each of Lender and any subsequent holder of this Note agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all advances and principal payments previously made hereunder; provided, however, that the failure to make a notation of any advance or payment made on this Note shall not limit or otherwise affect the obligation of Company hereunder with respect to payments of principal on this Note.

2. Prepayments.

(a) Voluntary Prepayments. Company shall have the right at any time and from time to time to prepay the principal of this Note in whole or in part, without premium or penalty, upon at least five (5) Business Days’ notice.

(b) Mandatory Prepayments. If, on any day, a Public Company Warrant (as defined in the Merger Agreement) is exercised, Company shall, within five (5) Business Days of the receipt of cash from any exercise of any Public Company Warrant (as defined in the Merger Agreement), pay to the Lender the proceeds of any such exercise, in an aggregate amount up to the amount owing on this Note to Lender for application to outstanding principal outstanding under this Note.

3. Reference Agreements. This Note is being issued in connection with the Merger Agreement. This Note is secured pursuant to the provisions of the Security Agreement.

4. Conditions Precedent to Advances. The obligation of Lender to make its advances hereunder is subject to satisfaction of the following conditions precedent:

(a) Loan Notice. Lender has received a written request for such advance from an authorized representative of the Company;

(b) Monthly Budget. Lender has received a monthly budget in form and substance satisfactory to Lender in its sole discretion in accordance with the terms hereof, and the proceeds of such advance shall be for purposes consistent with such budget and with this Note.

(c) Representations and Warranties. The representations and warranties of Company in this Note or in the Security Agreement, or which are contained in any document furnished at any time or in connection herewith or therewith, are true and correct in all material respects (without duplication of any materiality qualifiers contained therein) on and as of the date of any such advance, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (without duplication of any materiality qualifiers contained therein) as of such earlier date; and

(d) No Default. There shall not exist any Event of Default or any other event or circumstance that, with notice or lapse of time or both, would permit acceleration of this Note at such date.

5. Covenants. Company covenants and agrees that until this Note is paid in full it will:

(a) promptly provide to Lender all financial and operational information with respect to Company as Lender may reasonably request;

(b) promptly (and in any event within three (3) Business Days) after the occurrence of an Event of Default or an event, act or condition that, with notice or lapse of time or both, would constitute an Event of Default, provide Lender with a certificate of the chief executive officer or chief financial officer of Company specifying the nature thereof and Company’s proposed response thereto;

(c) not create, assume, guaranty, incur or otherwise become or remain directly or indirectly liable with respect to any indebtedness for borrowed money, nor pay principal or interest on other indebtedness prior to the required date of payment, in each case except as specifically permitted by the Merger Agreement;

(d) not create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any lien, security interest or encumbrance of any kind upon or with respect to any of its assets or properties, whether now owned or hereafter acquired, other than (i) liens in favor of the Lender and (ii) other liens specifically permitted by the Merger Agreement;

(e) not merge or consolidate with any other Person, or sell, lease or otherwise dispose of all or any substantial part of its property or assets to any other Person except as specifically permitted by the Merger Agreement;

(f) not form or acquire any subsidiaries without prior written consent of Lender, which may be granted or withheld in Lender’s sole discretion;

(g) promptly (and in any event within five (5) Business Days), provide to Lender all audited annual and unaudited quarterly and periodic financial reporting after the same are required to be filed or otherwise are available, along with a certificate of the chief financial officer or treasurer of Company certifying that such financial statements accurately represent the financial position of Company as of the date thereof and for the periods specified therein; provided that notwithstanding the foregoing, the obligations in this Section 5(g) may be satisfied by causing such information to be publicly available on the SEC’s EDGAR website or another publicly available reporting service so long as Company notifies the Lender of the posting of any such documents on any website;

(h) (x) promptly (and in any event within five (5) Business Days) in advance of each month, provide to Lender a monthly budget in form and substance satisfactory to Lender in its sole discretion and (y) no later than nine (9) Business Days following the end of each month, provide to Lender a variance report for such previous month’s budget; and

(i) not incur in any month aggregate costs in excess of 5.00% outside of the monthly budget approved by Lender without the prior written consent of Lender.

6. Representations and Warranties. Company hereby represents and warrants to Lender, on the date hereof and on the date of each requested advance hereunder, that:

(a) it is (i) a duly organized and validly existing corporation, (ii) in good standing or subsisting under the laws of the jurisdiction of its organization and duly authorized to transaction business in each jurisdiction in which such authorization is required, except where such failure to be in good standing or so authorized is not reasonably likely to have a material adverse effect, (iii) has the requisite power and authority to own, lease and operate its properties, to transact the business in which it is now engaged and to execute and deliver this Note and consummate the transactions contemplated hereto and (iv) does not have any subsidiaries;

(b) this Note constitutes the duly authorized, legally valid and binding obligation of Company, enforceable against Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(c) all consents and grants of approval required to have been granted by any Person in connection with the execution, delivery and performance of this Note have been granted;

(d) the execution, delivery and performance by Company of this Note do not and will not (i) violate any law, governmental rule or regulation, court order or agreement to which it is subject or by which its properties are bound or the charter documents or bylaws of Company or (ii) result in the creation of any lien or other encumbrance with respect to the property of Company, other than liens in favor of the Lender;

(e) there is no action, suit, proceeding or governmental investigation pending or, to the knowledge of Company, threatened against Company or any of their respective assets which, if adversely determined, would have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or the ability of Company to comply with its obligations hereunder;

(f) the consolidated balance sheet of Company and its subsidiaries as at December 31, 2024, and the related consolidated statements of income, retained earnings and cash flows for the twelve-month period then ended, including in each case the related schedules and notes, reported on by Company’s auditors acceptable to Lender, true copies of which have been previously delivered to Lender, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly present the consolidated financial condition of Company and its subsidiaries as at the date thereof and the consolidated results of operations and cash flows for such period;

(g) since December 31, 2024 there has been no material adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and its subsidiaries, taken as a whole;

(h) the proceeds of the loan evidenced by this Note shall be used by Company for general corporate purposes consistent with the monthly budget approved by Lender; provided that no part of such proceeds will be used by Company to purchase or carry any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or to extend credit to others for the purpose of purchasing or carrying any such “margin stock” or to reduce or retire any indebtedness incurred for any such purpose, and neither Company nor any of its subsidiaries is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any such “margin stock”.

7. Events of Default. The occurrence of any of the following events shall constitute an “Event of Default”:

(a) failure of Company to pay any principal or other amount due under this Note when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise; or

(b) failure of Company to pay, or the default in the payment of, any amount due under or in respect of any promissory note, indenture or other agreement or instrument relating to any indebtedness owing by Company, to which Company is a party or by which Company or any of its property is bound beyond any grace or notice period provided; or the occurrence of any other event or circumstance that would permit acceleration of such indebtedness; or

(c) failure of Company to perform or observe any other term, covenant or agreement to be performed or observed by it pursuant to this Note or failure of Company to perform or observe any other material term, covenant or agreement to be performed or observed by it pursuant the Merger Agreement; or

(d) (i) any representation or warranty made by Company to Lender in connection with this Note shall prove to have been false in any material respect when made, or (ii) any representation or warranty made by Company to Lender in connection with the Merger Agreement shall prove to have been false in any material respect when made, if such false representation would permit the termination of the Merger Agreement by Lender; or

(e) any order, judgment or decree shall be entered against Company decreeing the dissolution or split-up of Company;

(f) suspension of the usual business activities of Company for any continuing period exceeding five days, or the complete or partial liquidation of Company’s business; or

(g) (i) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company or any of its subsidiaries in an involuntary case under Title 11 of the United States Code entitled “Bankruptcy” (as now and hereinafter in effect, or any successor thereto, the “Bankruptcy Code”) or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Company or any of its subsidiaries under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its subsidiaries or over all or a substantial part of its property shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its subsidiaries for all or a substantial part of its property shall have occurred; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any of its subsidiaries, and, in the case of any event described in this clause (ii), such event shall have continued for 60 days unless dismissed, bonded or discharged; or

(h) an order for relief shall be entered with respect to Company or any of its subsidiaries or Company or any of its subsidiaries shall commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any of its subsidiaries shall make an assignment for the benefit of creditors; or Company or any of its subsidiaries shall be unable or fail, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Company or any of its subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize action to approve any of the foregoing; or

(i) Company shall challenge, or institute any proceedings to challenge, the validity, binding effect or enforceability of this Note or any endorsement of this Note or any other obligation to Lender;

(j) any provision of this Note or the Security Agreement or any provision hereof or thereof shall cease to be in full force or effect or shall be declared to be null or void or otherwise unenforceable in whole or in part; or Lender shall not have or shall cease to have a valid and perfected first priority security interest in the collateral described in the Security Agreement; or

(k) any other occurrence or circumstance that would permit Lender to terminate its obligations under the Merger Agreement, except in the event that both Lender and Company mutually agree in writing to terminate the Merger Agreement.

8. Remedies. Upon the occurrence of any Event of Default specified in Section 7(g) or 7(h) above, the principal amount of this Note shall become immediately due and payable, without presentment, demand, notice, protest or other requirements of any kind (all of which are hereby expressly waived by Company). Upon the occurrence and during the continuance of any other Event of Default Lender may, by written notice to Company, (i) declare the principal amount of this Note, which shall thereupon immediately become due and payable without presentment, further notice, protest or other requirements of any kind (all of which are hereby expressly waived by Company) and (ii) terminate the commitment of Lender to make advances hereunder. In either case Lender may, in addition to exercising any other rights and remedies it may have, exercise those rights of set off provided for in Section 10(c).

9. Definitions. The following terms used in this Note shall have the following meanings (and any of such terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference):

“Business Day” means any day other than a Saturday, Sunday or legal holiday under the laws of the State of New York or any other day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

“Event of Default” means any of the events set forth in Section 7.

“Maturity Date” means the earliest of (i) November 14, 2025, (ii) the Closing Date (as defined in the Merger Agreement), (iii) the termination of the Merger Agreement by agreement or otherwise and (iv) the date upon which the obligations of Company hereunder become due, by required prepayment, declaration, acceleration, demand or otherwise

“Merger Agreement” means the Agreement and Plan of Merger, dated as of the date hereof, by and among, inter alia, Company, Kindly Holdco Corp., a Delaware corporation and a direct, and wholly owned subsidiary of Company and Nakamoto Holdings Inc., a Delaware corporation, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Person” means any individual, partnership, limited liability company, joint venture, firm, corporation, association, bank, trust or other enterprise, whether or not a legal entity, or any government or political subdivision or any agency, department or instrumentality thereof.

“Security Agreement” means the Pledge and Security Agreement, dated as of the date hereof, by and between Company and Lender, as the same may be amended, restated, supplemented or otherwise modified from time to time.

10. Miscellaneous.

(a) For U.S. federal (and applicable state and local) income tax purposes, each party to this Note intends (i) this Note to be treated as indebtedness, and (ii) all payments of principal in respect of this Note to be treated as a non-taxable return of principal (the “Intended Tax Treatment”). No party to this Note shall take any tax position on any tax return, in any audit or proceeding before any taxing authority, in any report made for tax, or otherwise inconsistent with the Intended Tax Treatment unless otherwise required by a final “determination” (within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended). If any taxing authority disputes the Intended Tax Treatment, the party receiving notice of such dispute shall promptly notify and consult with the other parties concerning the resolution of such dispute and use reasonable best efforts to contest such dispute in a manner consistent with the Intended Tax Treatment.

(b) All notices and other communications provided for hereunder shall be in writing (including faxes) and mailed, telecopied, or delivered as follows: if to Company at its address specified opposite its signature below; and if to Lender, at c/o Nakamoto Holdings Inc., 6339 Charlotte Pike, Unit #B321, Nashville, TN 37209, Attention: Didier Lewis, President; Email: [***]; or in each case at such other address as shall be designated by Lender or Company. All such notices and communications shall, when mailed, faxed or sent by overnight courier, be effective when deposited in the mails, delivered to the overnight courier, as the case may be, or sent by fax. Electronic mail may be used to distribute routine communications; provided that no signature with respect to any notice, request, agreement, waiver, amendment, or other documents may be sent by electronic mail.

(c) Company agrees to indemnify Lender against any losses, claims, damages and liabilities and related expenses, including counsel fees and expenses, incurred by Lender arising out of or in connection with or as a result of the transactions contemplated by this Note, except to the extent that such losses, claims, damages or liabilities result from Lender’s gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction. In particular, Company promises to pay all costs and expenses, including attorneys’ fees, incurred in connection with the collection and enforcement of this Note. In addition to and not in limitation of any rights of set off that Lender or any other holder of this Note may now or hereafter have under applicable law, Lender or such other holder of this Note, upon the occurrence of any Event of Default, is hereby authorized at any time or from time to time, without notice of any kind to Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness at any time held or owing by Lender or such other holder (including without limitation by branches and agencies of Lender or such other holder wherever located) to or for the credit or the account of Company against and on account of the obligations and liabilities of Company to Lender under this Note and all other claims of any nature or description arising out of or connected with this Note, irrespective of whether or not Lender shall have made any demand hereunder and although said obligations, liabilities or claims, or any of them, shall be contingent or unmatured. All amounts due under this Section shall be due and payable within ten (10) days after demand therefor.

(d) No failure or delay on the part of Lender or any other holder of this Note to exercise any right, power or privilege under this Note and no course of dealing between Company and Lender shall impair such right, power or privilege or operate as a waiver of any default or an acquiescence therein, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies expressly provided in this Note are cumulative to, and not exclusive of, any rights or remedies that Lender would otherwise have. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Lender to any other or further action in any circumstances without notice or demand.

(e) Company and any endorser of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

(f) The obligations of Company hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Note, Security Agreement or any other agreement or instrument referred to therein, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. The Company agrees that this Note may be enforced by Lender without the necessity at any time of resorting to or exhausting any other security or collateral, if any, hereafter securing the obligations hereunder or otherwise and Company hereby waives the right to require Lender to make demand on or proceed against any other borrower or guarantor hereunder or to require Lender to pursue any other remedy or enforce any other right. Company further agrees that nothing contained herein shall prevent Lender from suing on this Note or foreclosing its or their, as applicable, security interest in or lien on any collateral, if any, securing the obligations hereunder or from exercising any other rights available to it hereunder, or under any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of Company’s obligations hereunder; it being the purpose and intent of Company, that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither Company’s obligations under this Note nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release, increase or limitation of the liability of any borrower or guarantor or by reason of the bankruptcy, insolvency or analogous procedure of any such person.

(g) THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND LENDER HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

(h) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY ARISING OUT OF OR RELATING TO THIS NOTE MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS NOTE COMPANY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS NOTE. Company hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Company at its address set forth below its signature hereto, such service being hereby acknowledged by Company to be sufficient for personal jurisdiction in any action against Company in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Lender to bring proceedings against Company in the courts of any other jurisdiction.

(i) COMPANY AND, BY THEIR ACCEPTANCE OF THIS NOTE, LENDER AND ANY SUBSEQUENT HOLDER OF THIS NOTE, HEREBY IRREVOCABLY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE, THE SECURITY AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS NOTE OR THE SECURITY AGREEMENT AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Company and, by their acceptance of this Note, Lender and any subsequent holder of this Note, each (i) acknowledges that this waiver is a material inducement to enter into a business relationship, that the other parties have already relied on this waiver in entering into this relationship, and that each party will continue to rely on this waiver in their related future dealings and (ii) further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS NOTE. In the event of litigation, this provision may be filed as a written consent to a trial by the court.

(j) Company hereby waives the benefit of any statute or rule of law or judicial decision which would otherwise require that the provisions of this Note be construed or interpreted most strongly against the party responsible for the drafting thereof. Company hereby expressly authorizes Lender to rely on any request for an advance by a representative designated by Company. Company agrees that it solely shall bear the risk that any such advance was not authorized.

(k) This Note may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument. Documents may be signed and transmitted by facsimile, portable document format (PDF), or other electronic means, and shall have the same effect as manually-signed originals and shall be binding on Company and Lender.

[signature page follows]

IN WITNESS WHEREOF, Company has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.

KINDLY MD, INC.

By:	/s/ Jared Barrera
Name:	Jared Barrera
Title:	CFO
Address: 5097 S 900 E STE 100
SLC, UT 84117

Telephone: [***]
Tax ID: [***]
Email: [***]

KINDLY, LLC

By:	/s/ Tim Pickett
Name:	Tim Pickett
Title:	Manager
Address: 5097 S 900 E STE 100
SLC, UT 84117

Telephone: [***]
Tax ID: [***]
Email: [***]

KINDLY HOLDCO CORP.

By:	/s/ Tim Pickett
Name:	Tim Pickett
Title:	CEO
Address: 5097 S 900 E STE 100
SLC, UT 84117

Telephone: [***]
Tax ID:
Email: [***]

TRANSACTIONS ON PROMISSORY NOTE

Date	Amount of Loan Made This Date	Amount of Principal Paid This Date	Outstanding Principal Balance This Date	Notation Made By